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                      CERTIFICATE OF DESIGNATION OF SERIES

                   AND DETERMINATION OF RIGHTS AND PREFERENCES

                                       OF

                      CONVERTIBLE PREFERRED STOCK, SERIES B

                                       OF

                              VALESC HOLDINGS INC.

         Valesc Holdings Inc., a Delaware corporation (the "Company"), acting pursuant to ss.151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Convertible Preferred Stock, Series B.

         FIRST:  The name of the Company is Valesc Holdings Inc.

         SECOND: By unanimous consent of the Board of Directors of the Company dated June 17, 2003, the following resolutions were duly adopted:

         WHEREAS the Certificate of Incorporation of the Company authorizes Preferred Stock consisting of up to 20,000,000 shares, par value $.0001 per share, issuable from time to time in one or more series; and

         WHEREAS the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article FOURTH of the Company's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

         WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

         NOW, THEREFORE, BE IT RESOLVED that pursuant to Article FOURTH of the Company's Certificate of Incorporation, as amended, there is hereby established a new series of 100,000 shares of convertible Preferred Stock of the Company (the "Series B Preferred Stock") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article FOURTH as follows:

         1. Dividends.

         The holders of the Series B Preferred Stock shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the holders of the Series B Preferred Stock had converted their shares of Series B Preferred Stock pursuant to the


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provisions of Section 3 hereof and had been issued such Common Stock on the day before the record date for said dividend or distribution, provided that the holders of the Series B Preferred Stock will not receive dividends or distributions which are payable in Common Stock. Cash payments under the preceding sentence, if any, shall be made concurrently with cash dividends and cash distributions to the holders of Common Stock.

         2. Voting.

         Except as otherwise provided by applicable law, the holders of outstanding shares of the Series B Preferred Stock will not have any voting rights.

         3. Optional Conversion.

         (a) Each holder of Series B Preferred Stock may, at any time and from time to time beginning three months after the issue date, convert some or all of such holder's shares of Series B Preferred Stock into a number of shares of Common Stock determined by multiplying the number of shares to be converted by $100 and then dividing the product by the Market Price (the "Conversion Ratio"). Each conversion shall be for no fewer than 1,000 shares of Series B Preferred Stock, unless the holder is converting all shares then held by him or her of record. "Market Price" shall mean the average closing price of the Common Stock (in U.S. dollars) over the 60 trading days immediately preceding the date the shares are submitted to the Company for conversion, as reported on the NASD OTC Bulletin Board or (if applicable) on the primary national securities exchange over which the Common Stock is regularly traded in the United States. If the Common Stock is not listed on the NASD OTC Bulletin Board or a national securities exchange, then Market Price shall be determined by multiplying the Company's net income for the prior year by 6 and then dividing the product by the number of fully diluted common shares outstanding at the time of conversion.

         (b) In order for a holder of Series B Preferred Stock to effect a conversion of Series B Preferred Stock into shares of Common Stock such holder shall (i) fax a copy of the fully executed notice of conversion in the form of Exhibit A attached hereto ("Notice of Conversion") to the Company, and (ii) surrender or cause to be surrendered the certificates representing the Series B Preferred Stock being converted accompanied by duly executed stock powers and the original executed version of the Notice of Conversion as soon as practicable thereafter.

         (c) Within five business days after the Company's receipt of a Notice of Conversion, the Company shall require the Company's transfer agent to promptly issue and deliver to the holder of Series B Preferred Stock who provided the Notice of Conversion (i) that number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted, and (ii) a certificate representing the number of shares of Series B Preferred Stock not being converted, if any.

         (d) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series B Preferred Stock into shares of


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Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock. In no event will the amount of Common Stock reserved for conversion of the Series B Preferred Stock be less than 2,000,000 shares.

         (e) The issuance of certificates for shares of Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

         (f) The Company will at no time close its transfer books against the transfer of any Series B Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         (g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one certificate for Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock to be converted.

         4. Mandatory Conversion.

         Each share of Series B Preferred Stock outstanding on the fifth anniversary of the date of original issuance of any such shares shall automatically be converted into shares of Common Stock in accordance with the terms of Section 3 utilizing the Conversion Ratio then in effect.

         5. Amendment.

         This Certificate of Designation constitutes an agreement between the Company and the holders of the Series B Preferred Stock. It may be amended by vote of the Board of Directors of the Company and the holders of not less than two-thirds of the outstanding shares of Series B Preferred Stock.


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         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President and attested to by its Secretary this 17th day of June, 2003



                                       By:
                                          --------------------------------------
                                                  Samuel Cohen, President

ATTEST:


--------------------------------------
Secretary

[Seal]



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                                                                       EXHIBIT A

                              NOTICE OF CONVERSION


         As of the date of receipt by the Company, the undersigned hereby irrevocably elects to convert (the "Conversion") shares of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") into shares of common stock, $.0001 par value per share ("Common Stock") of Valesc Holdings Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series and Determination of Rights and Preferences of Convertible Preferred Stock, Series B of the Corporation.

         The undersigned covenants that all offers and sales by the undersigned of the Common Stock or other securities issuable to the undersigned upon conversion of this Series B Preferred Stock shall be made pursuant to registration of such Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act with a restrictive legend.

         Date of Conversion:                            _____________

         Number of Preferred Shares to be Converted:    _____________

         Applicable Market Price:                       _____________

         Number of Shares of Common Stock to be Issued: _____________


         In the event of partial exercise, please reissue an appropriate Series B Preferred Stock certificate(s) for the shares of Series B Preferred Stock that shall not have been converted.




-------------------------------
Signature


Printed Name:
             ------------------
Address:

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